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                                                                     Exhibit 5.2

                     [SIMPSON THACHER & BARTLETT LETTERHEAD]

                                                               November 20, 2000

RadiSys Corporation
5445 NE Dawson Creek Drive
Hillsboro, Oregon 97124

Ladies and Gentlemen:

                  We have acted as special New York counsel to RadiSys Corporation, an Oregon corporation (the "Company") in connection with the Registration Statement on Form S-3 (File No. 333-49097 filed by the Company on November 1, 2000 with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act") (the "Registration Statement"), relating to the resale by selling security holders of up to $100,000,000 aggregate principal amount of its 5 1/2% Convertible Subordinated Notes due 2007 (the "Notes") The Notes have been issued under an Indenture, dated as of August 9, 2000 (the "Indenture"), between the Company and U.S. Trust Company, National Association, as trustee (the "Trustee").

                  We have examined the Registration Statement and the Indenture, which has been filed with the Commission as an exhibit to the Registration Statement. In addition, we have examined the originals or duplicates, or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Company.

                  In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, the authenticity of the originals of such latter documents.

                  In addition, for purposes of this opinion we have assumed the following:

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                  (i) the Company has been duly incorporated and, since the date of execution of the Indenture, has been validly existing and in good standing as a corporation under the laws of the jurisdiction of its incorporation;

                  (ii) the Company has duly authorized, executed and delivered the Indenture and has duly authorized executed and issued the Notes under, in each case, the laws of the jurisdiction in which the Company is organized and any other applicable laws, excepting the laws of the State of New York and the federal laws of the United States;

                  (iii) the Company has full power, authority and legal right to enter into and perform its obligations under, and consummate the transactions contemplated by, the Indenture;

                  (iv) the execution, delivery and performance of the Indenture and the Notes by the Company do not violate the laws of the jurisdiction in which the Company is organized or any other applicable laws, excepting the laws of the State of New York and the federal laws of the United States;

                  (v) the execution, delivery and performance of the Indenture and the Notes by the Company do not constitute a breach or violation of any agreement or instrument which is binding upon the Company;

                  (vi) the Indenture is the valid and legally binding obligation of the Trustee; and

                  (vii) the Notes have been duly authenticated by the Trustee.

                  Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that the Notes constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

                  Our opinion is subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

                  We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the law of the State of New York and the federal law of the United States. We also advise you that we were counsel to the initial purchasers in connection with the issuance of the Notes by the Company to the initial purchasers.

                   We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement.

                                Very truly yours,

                               /s/ Simpson Thacher & Bartlett

                               SIMPSON THACHER & BARTLETT